                                                                        EX-99.B(j)ificonsent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-45961 of Ivy Funds, Inc. on Form N-1A of our report dated May 18, 2004 appearing in the Annual Report to Shareholders of Asset Strategy Fund, Core Equity Fund, High Income Fund, International Growth Fund, Large Cap Growth Fund, Limited-Term Bond Fund, Mid Cap Growth Fund, Money Market Fund, Municipal Bond Fund, Science and Technology Fund, Small Cap Growth Fund and Tax-Managed Equity Fund, comprising Ivy Funds, Inc., for the fiscal year ended March 31, 2004 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

July 27, 2004